EXHIBIT
C

STATE SUITABILITY REQUIREMENTS


               Alternative    Alternative
                   1               2
                              Income Plus
State          Net Worth      Net Worth      Minimum     Maximum
-------------  ------------   -------------  --------    --------

Arizona        $225,000       $75,000 Plus   N/A         N/A
                              $75,000 Net
                                 Worth
=============  ============   =============  ========    ========

Minnesota       N/A            N/A           $2,500      N/A
=============  ============   =============  ========    ========

Missouri       $225,000       $60,000 Plus    N/A        N/A
                              $60,000 Net
                                 Worth
=============  ============   =============  ========    ========

Iowa           $225,000       $60,000 Plus    N/A        N/A
                              $60,000 Net
                                Worth
=============  ============   =============  ========    ========

Maine          $200,000       $50,000 Plus   $2,500      N/A
                              $50,000 Net    (IRA &
                                 Worth        Keough)
=============  ============   =============  =========   ========

Nebraska       N/A            N/A            $5,000      N/A
=============  ============   =============  =========   ========

New York       N/A            N/A            $2,500      N/A
=============  ============   =============  =========   ========

N Carolina     $200,000       $60,000 Plus   $2,500      N/A
                              $60,000 Net
                                 Worth
=============  ============   =============  =========   ========

Pennsylvania   N/A            N/A            N/A         20% Of
                                                         Net
                                                         Worth
=============  =============  =============  =========   ========


If you are a resident of one of the states listed above, you must be able to represent that you meet the financial suitability requirements for the state in which you live to invest in CBCI Income and Growth Fund, LLC. We are required by law to ask you whether you meet these requirements to determine whether a purchase of the Units is suitable for you. When you sign the Subscription Agreement you are required to represent, by checking the second box under item 5, that you meet the suitability standards contained under the caption "Who May Invest" (at page 22 of this Prospectus), and if applicable, the higher standards set forth in the table above.

If you are a resident of one of the states above, you must satisfy the net worth requirement or the combined net worth plus net income requirement set forth opposite the state. When considering the net worth standards, you cannot include the value of your home, furnishings and automobiles.







































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